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                                                                 EXHIBIT 10.4.23
                                                                 ---------------

                                 LOAN AGREEMENT
                                 --------------


         This agreement is made effective April 16, 1998, between Neoprobe Corporation, a Delaware corporation ("Borrower"), and Bank One, NA, a national banking association ("Lender").

                             Background Information
                             ----------------------

         A. Borrower has applied to Lender for a $3,000,000 revolving line of credit (the "Revolving Loan").

         B. Lender has approved Borrower's application for the Revolving Loan by the commitment letter dated April 2, 1998 (the "Loan Commitment"), and Lender is willing to make the Revolving Loan to Borrower but only on the terms and subject to the conditions set forth in the Loan Commitment, this agreement, and the Loan Documents (defined in Section 2, below).

         C. Pursuant to the Loan Commitment, Lender is also providing two other credit facilities to Borrower in the form of a $100,000 unsecured foreign exchange line of credit (the "Unsecured FX Loan") and a $500,000 equipment financing line of credit (the "Equipment Loan").

                             Statement of Agreement
                             ----------------------

         Borrower and Lender acknowledge the accuracy of the foregoing Background Information and hereby agree as follows:

         Section 1. Loan; Use of Loan Proceeds. On the terms and subject to the conditions set forth in this agreement, the Loan Commitment, and the Loan Documents (as defined below), Lender shall lend to Borrower on a revolving basis, in one or more loans, advances of funds, or other extensions of credit, including without limitation the face amount of any outstanding letters of credit issued by Lender on Borrower's behalf (each, an "Advance"), from time to time during the period beginning on the date of this agreement and ending on February 28, 1999 (the "Availability Period"), an amount up to, but not in excess of, the amount then available under the Borrowing Base (as defined below); provided that the Bank shall not be obligated to make any Advance hereunder if immediately after giving effect to the requested Advance, the aggregate unpaid principal amount of all Advances outstanding would exceed the amount then available under the Borrowing Base. The aggregate unpaid principal amount of all Advances outstanding on February 28, 1999 (the "Termination Date") shall be due and payable on the Termination Date. After the Termination Date, the Borrower shall not be entitled to receive and the Lender shall not be obligated to make or otherwise fund any Advance. Borrower shall use the proceeds of the Revolving Loan to finance temporary working capital and capital expenditures needs.

         For purposes of this agreement, the "Borrowing Base" as of any given date shall be the lesser of $3,000,000 or the sum of:

         (a) 80% of the aggregate amount of Borrower's accounts receivable from United States-domiciled persons or entities, which accounts are not aged more than 120 days beyond their respective invoice dates; and

         (b) the lesser of $1,000,000 or 35% of finished goods of the instrument inventory (the "Finished Instrument Inventory"). For purposes of calculating the Borrowing Base, the value of the Finished Instrument Inventory shall be the purchase price paid therefor by Borrower to the manufacturer of such Finished Instrument Inventory.

         Within the limits of this agreement, the Borrower may borrow, repay, and reborrow under this section.

         Section 2. Evidence of Indebtedness and Security for the Revolving Loan. The Revolving Loan shall be evidenced by a Revolving Variable Rate Cognovit Promissory Note (the "Revolving Note"), a copy of which is attached to this agreement as Exhibit A and incorporated into this agreement by reference.


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         The Revolving Note, including all extensions, renewals, amendments, modifications and replacements thereof, along with all of Borrower's obligations under this agreement and the other Loan Documents (defined below), shall be secured by:

         (a) A first priority security interest in all inventory and accounts receivable of Borrower and all proceeds thereof (collectively the "Collateral");

         (b) UCC-1 Financing Statements to perfect Lender's security interest in the Collateral (the "UCC Financing Statements") which shall be filed with the following:

             (1) Ohio Secretary of State.
             (2) Franklin County, Ohio Recorder, Personal Property Records.
             (3) Colorado Secretary of State.

         The security interest described in (a) shall be in the form of a Security Agreement between Borrower and Lender (the "Security Agreement"). The Loan Agreement, Revolving Note, Security Agreement, and UCC Financing Statements shall be referred to collectively as the "Loan Documents."

         Section 3. Rate of Interest; Terms of Payments; Late Charges; Prepayment Charges; and Default. The rate of interest, terms of payment, late charges, prepayment charges, and default rates for the Revolving Loan shall be those set forth in the Revolving Note and this agreement.

         Section 4. Term of Loans. The principal balance of the Revolving Note and accrued interest thereon shall be due and payable in accordance with the Revolving Note, and the entire unpaid principal balance of the Revolving Note and all accrued and unpaid interest thereon shall be due and payable on or before the "Maturity Date" as set forth in the Revolving Note.

         Section 5. Fees. At the closing of the Revolving Loan (the "Closing"), Borrower shall pay to Lender a loan fee of $2,500 (the "Commitment Fee").

         Section 6. Costs and Expenses. In addition to the payment of the Commitment Fee, Borrower shall pay or reimburse Lender, as applicable, for all of Lender's out-of-pocket costs and expenses relating to, or incidental with, the Revolving Note, including without limitation recording and filing fees, title examination and insurance costs, escrow fees, appraiser's fees, engineer's fees, environmental audit fees, inspection fees, surveyor's fees, costs and expenses relating to administration of the Revolving Note, and Lender's attorneys' fees (including costs and expenses) whether incurred before or after the Closing (collectively, "Lender's Costs"); provided that Borrower shall have no obligation to pay or reimburse Lender for Lender's attorneys' fees (including without limitation costs and expenses) in excess of $4,000.

         Section 7. Depository Requirements. While any sums advanced under the Revolving Loan remain outstanding, Borrower shall maintain its primary depository/cash management relationship with Lender in form and content acceptable to Lender.

         Section 8. Representations, Warranties, and Affirmative Covenants. Borrower represents, warrants, and covenants, as applicable, that all of the following statements are true and correct as of the date of this agreement and shall continue to be true and correct until such time as the Revolving Note is paid in full and all of Borrower's obligations under this agreement and the Loan Documents are satisfied in full:

         (a) Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in all jurisdictions in which it is required to be so qualified, including without limitation in the State of Ohio, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged.


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         (b) There has been no material adverse change in Borrower's financial statements and other documents and materials submitted to Lender with Borrower's application for the Revolving Loan since the period covered by such statements, documents and materials.

         (c) Borrower has not employed or engaged any broker, finder, or agent who may claim a commission or fee relating to the Revolving Loan, and Borrower shall indemnify and hold Lender harmless from any such claim, demand, or litigation resulting therefrom.

         (d) Borrower has full power and authority to execute and deliver this agreement and the Loan Documents and to perform and observe its obligations under this agreement and the Loan Documents; and this agreement and the Loan Documents have been duly and validly executed and delivered by Borrower and are the legal, valid, and binding obligations of Borrower enforceable in accordance with their respective terms.

         (e) Neither the execution or delivery of this agreement or the Loan Documents, nor the consummation of any of the transactions contemplated by this agreement or the Loan Documents, nor compliance with the terms and provisions of this agreement or the Loan Documents, will contravene or conflict with: (i) any provision of law, statute, or regulation to which Borrower or any of its properties is subject; (ii) any judgment, license, order, or permit applicable to Borrower or any of its properties; (iii) any indenture, mortgage, or other agreement or instrument to which Borrower is a party or by which Borrower or any of its properties is subject or bound; or (iv) Borrower's certificate of incorporation, bylaws, qualifications to do business in any state, or any actions or proceedings of Borrower. No consent, approval, authorization, or order of any court or governmental authority or third party is required in connection with the execution, delivery, and performance by Borrower of this agreement or the Loan Documents. Borrower shall promptly provide Lender with certified copies of the documents used to effectuate any amendments to its certificate of incorporation, bylaws, or other organizational documents, as the case may be.

         (f) Borrower is not in default under any agreement, indenture, mortgage, deed of trust, security agreement, lease, franchise, or other obligation to which it is a party or by which it or any of its property is bound. Borrower is not in violation of any law, ordinance, governmental rule, or regulation to which it is subject, which violation might materially adversely affect the business, prospects, profits, properties, or financial condition of Borrower. No event has occurred and is continuing which constitutes an Event of Default (as defined in Section 12, below) or would, with the lapse of time or giving of notice or both, constitute such a default.

         (g) Borrower shall comply with all applicable laws, rules, regulations, and all orders of any governmental authority, a breach of which could materially and adversely affect its business or credit.

         (h) There are no claims, suits, or causes of action (whether legal, equitable, or administrative) pending or threatened against Borrower which will or may adversely affect the properties, business, prospects, profits, or financial condition of Borrower or the ability of Borrower to consummate or perform the transactions contemplated by this agreement or the Loan Documents.

         (i) Borrower is not in default or delinquent in the payment of any type of tax or assessment with any governmental entity.

         (j) Borrower is not a party to any contract or agreement which is not referred to herein, contemplated hereby, or previously disclosed in writing to Lender, which materially adversely affects Borrower. There is no fact that Borrower has not disclosed in writing to Lender which could materially or adversely affect the properties, business, prospects, or conditions (financial or other) of Borrower. Borrower shall comply in all material respects with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business.

         (k) Borrower shall use the proceeds of the Revolving Loan solely for those uses permitted under Section 1.


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         (l) Borrower shall furnish to Lender, promptly upon becoming aware of the existence of any condition or event constituting an Event of Default or which, with the giving of notice or lapse of time or both, would constitute an Event of Default under this agreement or any Loan Document, a written notice specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto.

         (m) Upon becoming aware thereof, Borrower shall promptly notify Lender in writing of (i) any material adverse change in its financial condition or business, (ii) any default under any material agreement, contract or other instrument to which Borrower is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower, and (iii) any material adverse claim against or affecting Borrower.

         (n) Borrower shall maintain proper books of account and records containing entries of all of the transactions entered into by Borrower in accordance with generally accepted accounting principles.

         (o) Borrower shall preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and orders of any governmental authority.

          (p) Upon reasonable advance notice (oral or written), Borrower shall provide Lender and Lender's employees and agents access to the Collateral to examine the existence and condition of such Collateral, which shall include but not be limited to reviewing (and making copies of) all of Borrower's books and records.

         (q) All of the properties and operations of Borrower of a character usually insured by persons or entities of established reputation engaged in the same or similar business similarly situated are adequately insured, by financially sound and reputable insurers, against loss or damage of the kinds and in the amounts customarily insured against by such persons or entities; and Borrower carries, with one or more such insurers, in customary amounts, such other insurance, including public and product liability insurance, as is usually carried by persons or entities of established reputation engaged in the same or a similar business similarly situated. Borrower shall maintain workers' compensation insurance, liability insurance, casualty insurance and other insurance on its present and future properties, assets and business against such casualties, risks and contingencies, and in such types and amounts, as are prudent and customary in the industry and as Lender may from time to time reasonably request.

         (r) Borrower shall pay when due all taxes, assessments, and other governmental charges imposed upon it or its assets, franchises, business, income, or profits before any penalty or interest accrues thereon, and all claims (including without limitation claims for labor, services, materials, and supplies) for sums which by law might be a lien or charge upon any of its assets; provided that (unless any material item or property would be lost, forfeited, or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith by Borrower, if Lender is notified in advance of such contest, and if Lender receives adequate reserve or other appropriate security acceptable to Lender to protect the Lender against any loss therefrom.

         (s) Borrower shall deliver, or cause to be delivered, to Lender: (i) all Forms 10-Q and 10-K filed with the Securities and Exchange Commission during the Availability Period within 30 days after such filing; (ii) monthly and annual covenant compliance certificates for Borrower certified as being true, accurate, and complete by an officer of Borrower, relating to those covenants described in Section 9, 10(a)(ii), 10(b), and 10(c), below, not later than 15 days after the expiration of each calendar month and each fiscal year, as applicable, of the Company; (iii) year-end financial statements prepared in accordance with generally accepted accounting principles for Borrower, audited by a firm of independent accountants, not later than 120 days after the expiration of each fiscal year of Borrower; (iv) not later than 15 days after the end of each calendar month during the Availability Period, a monthly Borrowing Base certificate, certified as being true, accurate, and


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         complete by the treasurer of Borrower, calculating, as of the end of such calendar month, the Borrowing Base as described in Section 1, above, and providing a summary of accounts receivable agings and Finished Instrument Inventory in such format as may be agreed upon by Borrower and Lender; and (v) all other reasonable information or documentation (financial or otherwise) relating to Borrower upon request of Lender from time to time.

         (t) Borrower has good and marketable title to all of its properties and assets, including without limitation the Collateral. All such properties and assets are free from liens, encumbrances, or other adverse claims of any nature. Borrower shall not cause or permit any other liens or encumbrances to affect or attach to any such properties and assets, whether now owned or hereafter acquired, without the prior written consent of Lender.

         (u) All representations and warranties made by Borrower herein shall survive the delivery of the Revolving Note and the making of the Revolving Loan, and any investigation at any time made by or on behalf of Lender shall not diminish Lender's rights to rely thereon. All statements contained in any certificate or other instrument delivered by or on behalf of Borrower by one of its officers under or pursuant to this agreement or the other Loan Documents or in connection with the transactions contemplated hereby or thereby shall constitute representations and warranties made by Borrower hereunder.

         Section 9. Negative Covenants. In addition to the affirmative covenants set forth in Section 8, until such time as the Revolving Note is paid in full and all of Borrower's obligations under this agreement and the Loan Documents are satisfied in full, Borrower shall not (unless Lender consents in writing):

         (a) Incur, create, assume, have outstanding, guarantee or otherwise be or become directly or indirectly liable in respect of any Indebtedness except Permitted Indebtedness.

                  For purposes of this Section 9(a), "Indebtedness" shall mean
         (i) all obligations of Borrower for borrowed money (including without limitation all notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid); (ii) all obligations under conditional sale or other title retention agreements and all obligations issued or assumed as full or partial payment for property, whether or not any such obligations represent obligations for borrowed money; (iii) all indebtedness secured by any Lien (as defined in Section 9(b), below) existing on property owned or acquired by Borrower subject to any such Lien, whether or not the obligations secured thereby shall have been assumed; (iv) all indebtedness guaranteed (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, by Borrower, or in effect guaranteed, directly or indirectly, by Borrower through an agreement contingent or otherwise: (A) to purchase securities or indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property or to purchase or sell services primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss,
         (C) to supply funds to or in any other manner invest in the debtor, or
         (D) to repay amounts drawn down by beneficiaries of letters of credit (other than letters of credit arising out of the import of goods or issued in lieu of performance bond on behalf of Borrower), whether or not issued directly or indirectly for the account of Borrower; (v) all indebtedness for which Borrower has agreed, contingently or otherwise, to advance or supply funds; and (vi) indebtedness of any joint venture, partnership or other person or entity for which Borrower is liable. Indebtedness shall not include the long-term portion of deferred federal income taxes.

                  For purposes of this Section 9(a), "Permitted Indebtedness" shall mean (i) whenever consummated and without need for amendment of this agreement, Borrower's proposed obligation as guarantor of up to $4,000,000 under a proposed $12,000,000 credit facility among Borrower, Neoprobe (Israel), LTD., and Bank Hapoalim, B.M.; (ii) up to an aggregate of $500,000 in purchase money Indebtedness outstanding at any time, provided that such purchase money Indebtedness shall be secured by a purchase money security interest which attaches and is enforceable against Borrower under the laws of one or more of the states within the United States of America; and (iii) any other Indebtedness, provided that such Indebtedness (A) shall be subordinated to all Indebtedness of Borrower to Lender, the terms of which subordination shall be subject to review and


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         approval by Borrower and Lender; and (B) shall not cause Borrower to violate the financial covenant described in Section 10(d), below.

         (b) Create or suffer to exist any Lien upon any of its property or assets (including without limitation the Collateral) now owned or hereafter acquired, except Permitted Liens.

                  For purposes of this Section 9(b), "Lien" shall mean any lien, mortgage, security interest, tax lien, pledge, encumbrance or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under any statute or law or otherwise.

                  For purposes of this Section 9(b), "Permitted Liens" shall mean: (i) Liens securing Permitted Indebtedness of the type described in clauses (i), (ii), and (iii) of the above definition of Permitted Indebtedness; (ii) pledges or deposits made to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs; (iii) landlords' Liens for rent not yet due and payable; (iv) Liens securing the payment of taxes due and payable or claims of mechanics, materialmen, warehousemen, carriers, and operators; and (v) Liens for taxes not yet due and payable; provided that Liens of the types described in items (ii) through (iv) of this definition shall be "Permitted Liens" only so long as: (A) the validity or amount of such claims is being contested in good faith by appropriate and lawful proceedings, and (B) levy and execution on such Liens have been stayed and continue to be stayed.

         (c) Make or have outstanding any loans, advances of funds, or other extensions of credit to any person or entity.

         (d) Except in the ordinary course of business, transfer, sell, assign, convey, mortgage, encumber, hypothecate, lease, or otherwise dispose of any of Borrower's properties, rights, assets, or business, including without limitation the Collateral.

         (e) Dissolve or liquidate, or merge or consolidate with or into any other person or entity.

         Section 10. Financial Covenants. Borrower has met or shall meet the following financial conditions:

         (a) Borrower's tangible net worth, determined under generally accepted accounting principles:

                  (i)  Was not less than $22,000,000 as of March 31, 1998; and

                  (ii) Shall be not less than (A) $17,000,000 as of June 30, 1998, (B) $16,500,000 as of September 30, 1998, and (C)
                  $15,000,000 as of December 31, 1998, and thereafter.

         (b) Borrower has and shall maintain during the Availability Period a ratio of current assets to current liabilities of not less than 2.5:1.

         (c) Borrower has and shall maintain during the Availability Period an aggregate balance of cash and investments of not less than $9,000,000, net of borrowings against the Revolving Loan.

         (d) Borrower has and shall maintain during the Availability Period a ratio of total debt to tangible net worth of not more than 1:1.

         Section 11. Closing Deliveries; Existence and Authority. At or prior to the Closing, Borrower shall have delivered or caused to be delivered to Lender, unless specifically waived by Lender in writing, the following items, each of which shall be in form and content satisfactory to Lender:

         (a) Fully-executed originals of this agreement and all of the Loan Documents.



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         (b) All items, instruments, documents, insurance policies, certificates, and all other matters and documents required to be furnished by Borrower at or prior to the Closing under this agreement, the Loan Commitment, any of the Loan Documents or otherwise required by Lender.

         (c) Payment of the Commitment Fee and payment or reimbursement of all of Lender's Costs.

         (d) Confirmation satisfactory to Lender that no Event of Default exists and no condition exists which through notice or passage of time or both would cause or result in an Event of Default and that all representations and warranties contained in this agreement, the Loan Commitment, and all of the Loan Documents shall be true and complete in all material respects.

         (e) Copies of all applicable governmental permits required to operate Borrower's business and evidence of, and compliance with, all governmental laws, regulations, ordinances, and other requirements pertaining thereto.

         (f) Certificate of good standing for Borrower from the Secretary of State of Delaware and certificate of good standing or foreign qualification (or authorization to do business) for Borrower from the Secretary of State of Ohio.

         (g) Copy of Borrower's certificate of incorporation, and all amendments thereto, as filed with the Delaware Secretary of State, certified by Borrower's secretary as being true, accurate, and complete.

         (h) Copy of Borrower's bylaws certified by the Borrower's secretary as being true, accurate, and complete.

         (i) Resolutions of Borrower approving the execution, delivery and performance of this agreement, the Revolving Note, and all other Loan Documents and the transactions contemplated herein and therein, each duly adopted by the Board of Directors of Borrower, and accompanied by a certificate of the secretary or assistant secretary of Borrower stating that such resolutions are true and correct, have not been altered or repealed, do not violate or conflict with Borrower's certificate of incorporation, bylaws, other organizational documents, or actions by the shareholders of Borrower, and are in full force and effect.

         (j) A certificate of the secretary of Borrower, which shall certify the names of the officers of Borrower authorized to sign each of the Loan Documents, together with the true signatures of such officers. Lender may conclusively rely on such certificate until it shall receive a further certificate of the secretary or assistant secretary of Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

         (k) A comprehensive list of Borrower's places of business, certified by an appropriate officer of Borrower as being true, accurate, and complete.

         (l) Any other documents, items, instruments, insurance policies, certificates, and all other matters that Lender reasonably requests, including without limitation a waiver, executed by RELA, Inc. (the "Manufacturer"), of any and all of Manufacturer's rights, title and interest in and to the Finished Instrument Inventory arising in connection with the Finished Instrument Inventory being warehoused by Borrower on the Manufacturer's premises after such Finished Instrument Inventory is finished and titled in Borrower.

         Section 12. Events of Default. The occurrence of any of the following events shall be an Event of Default under this agreement and all of the Loan
Documents:

         (a) The determination by Lender that any representation or warranty made by Borrower in this agreement (including without limitation those representations and warranties set forth in Section 8) or any of the Loan Documents is untrue or was untrue in any material (as determined by Lender) respect when made.



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         (b) The failure by Borrower to pay the full amount of any installment of interest or principal and interest when due under the Revolving
         Note.

         (c) The failure by Borrower to perform or observe any covenant, condition, or obligation contained in this agreement or any of the Loan Documents (excluding those monetary obligations covered under (b), above, and excluding the representations and warranties covered under
         (a), above) which failure continues uncured for 10 days after delivery by Lender to Borrower of notice of such failure.

         (d) The occurrence of any default described in Section 13.

         (e) The filing of a voluntary or involuntary petition in bankruptcy or insolvency or for reorganization, arrangement, adjustment, liquidation, dissolution or composition or for the appointment of a receiver, guardian, or trustee by or against Borrower.

         (f) The making of an assignment for the benefit of creditors by Borrower or Borrower's failure generally to pay its debts as they become due.

         (g) The appointment of a receiver or trustee for all or any portion of the Collateral.

         (h) The dissolution, merger, reorganization, or other change in the corporate structure of Borrower, without the prior written consent of Lender.

         (i) The transfer or attempted transfer by Borrower of any legal or equitable ownership interest in all or any portion of the Collateral without the prior written consent of Lender, which consent may be withheld in Lender's sole discretion.

         (j) The entry of a judgment or lien against Borrower which judgment or lien is not satisfied, discharged or bonded-off within 30 days after the date of entry of such judgment or lien, or, with respect to any collection action relating to such judgment or lien, in the event such collection action is not stayed so as to prevent the issuance of a certificate of judgment against Borrower within 30 days after the date of entry of such judgment or lien.

         (k) The concealment or removal by Borrower of any part of its property with intent to hinder, delay, or defraud its creditors or any of them, or the making or suffering of a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law, or the making by Borrower of any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or any other action by Borrower which results in Borrower permitting any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within 10 days from the date thereof.

         Upon the occurrence of any of the above-described events, Lender may declare the Revolving Note due and payable upon demand without presentment, protest, notice, or demand of any kind. Borrower shall not have the opportunity to cure any default if such failure is incapable of being cured, in Lender's reasonable discretion, or if the failure is described under any of (a), (b),
(d), (e), (f), (g), (h), (i), and (j).

         Section 13. Cross Default. Any default by Borrower of any obligation of Borrower to Lender or any of Lender's affiliates, whether or not relating to the Revolving Loan, including without limitation any default with respect to the Unsecured FX Loan or the Equipment Loan, shall constitute an Event of Default under this agreement and all of the Loan Documents.

         Section 14. Procedure for Borrowing under Revolving Loan. Provided all conditions described in this Section 14 are satisfied, Borrower may borrow under the Revolving Loan on any Business Day (meaning a day other than a Saturday, Sunday or other day on which commercial banks in Columbus, Ohio, are authorized or required by law to close) provided that the Borrower gives the Lender telephonic or written notice (each, a "Notice of Borrowing") which must


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be received by the Lender prior to 1:00 p.m., Columbus, Ohio, time, on the requested Borrowing Date (as defined below) for each Revolving Loan disbursement, specifying (i) the requested Borrowing Date of such borrowing, which shall be a Business Day and (ii) the aggregate amount of such requested borrowing. Each borrowing pursuant to the Revolving Loan shall be in an aggregate principal amount equal to $50,000 plus whole multiples of $5,000; provided that any borrowing with respect to which Borrower exercises its Interest Rate Conversion Option (as defined in the Revolving Note) shall be in an aggregate principal amount equal to $250,000 plus whole multiples of $5,000. Upon receipt of each such Notice of Borrowing from the Borrower, the Lender shall deposit such requested borrowing for the benefit of the Borrower on the requested Borrowing Date, subject to the satisfaction of the terms and conditions of this agreement, by crediting the loan account on the books of the Lender in the amount of such requested borrowing. Lender is hereby authorized, and may at its option, but shall have no obligation to, record the date and amount of each borrowing made in connection with the Revolving Loan, and the date and the amount of each payment or prepayment of principal thereof, on its separate written or electronic records maintained in the ordinary course of its business, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; however, the failure of the Lender to make such recordations shall not effect the obligations of the Borrower to repay outstanding principal, interest or any other amounts due hereunder or under the Revolving Note in accordance with the terms hereof and thereof. The obligation of Lender to continue making disbursements pursuant to the Revolving Note until the Maturity Date as set forth in the Revolving Note and this agreement is subject to the full satisfaction, in the opinion of Lender, of each of the following conditions:

         (a) The representations, warranties and covenants made by Borrower in this agreement or any other Loan Document, and any representations, warranties and covenants made by Borrower which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects as of the date the Lender makes a disbursement to Borrower pursuant to the Revolving Note (the "Borrowing Date").

         (b) No Event of Default shall have occurred and be continuing on the Borrowing Date.

         (c) There shall have been no material adverse change in the financial condition or business of either Borrower and its affiliates from the date of the most recent monthly financials furnished to Lender prior to the Borrowing Date.

         (d) All resolutions, certificates, corporate and other proceedings and all other documents and legal matters in connection with the transactions contemplated by this agreement and the Loan Documents shall have been provided prior to the Borrowing Date in form and substance reasonably satisfactory to Lender.

         Each time Lender makes an Advance to Borrower under the Revolving Note pursuant to a request by Borrower, it shall constitute a representation, warranty and covenant by Borrower that, as of the Borrowing Date, the conditions contained in paragraphs (a), (b), (c) and (d) of this Section 14 have been fully satisfied.

         Section 15. Assignment. No rights under this agreement nor in or to the proceeds of the Revolving Loan may be assigned by Borrower without the prior written consent of Lender.

         Section 16. Non-Waiver. No failure by either party to insist upon strict compliance with any term of this agreement or to exercise any option, enforce any right, or seek any remedy upon any default of the other party shall affect, or constitute a waiver of, the first party's right to insist upon that strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the parties at variance with any provision of this agreement shall affect, or constitute a waiver of, either party's right to demand strict compliance with the provisions of this agreement.

         Section 17. Notices. All notices and other communications under this agreement to be made to either Lender or Borrower shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed electronically), or mailed by registered or certified mail (return receipt requested) or sent by Federal Express, UPS, or


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

other nationally recognized overnight delivery service for overnight delivery to that party at the address for that party (or at such other address for such party as such party shall have specified in notice to the other party):

         (a)      If to Lender:

                  Bank One, NA
                  100 East Broad Street, Seventh Floor
                  Columbus, Ohio 43271-0170
                  Attention:  David T. Clark
                  Telecopy No. (614) 248-5518

         With a copy to (which shall be sent by Lender):

                  Baker & Hostetler LLP
                  65 East State Street, Suite 2100
                  Columbus, Ohio 43215
                  Attention:  William B. Shearer, Esq.
                  Telecopy No. (614) 462-2616

         (b)      If to Borrower:

                  Neoprobe Corporation
                  425 Metro Place South
                  Suite 400
                  Dublin, Ohio 43017-1367
                  Attention:  John Schroepfer
                  Telecopy No. (614) 793-7520

         Section 18. Governing Law. All questions concerning the validity or meaning of this agreement or relating to the rights and obligations of the parties with respect to performance under this agreement shall be construed and resolved under the laws of Ohio.

         Section 19. Venue. The parties to this agreement hereby designate the Court of Common Pleas of Franklin County, Ohio, as a court of proper jurisdiction and exclusive venue for any actions or proceedings relating to this agreement; hereby irrevocably consent to such designation, jurisdiction, and venue; and hereby waive any objections or defenses relating to jurisdiction or venue with respect to any action or proceeding initiated in the Court of Common Pleas of Franklin County, Ohio.

         Section 20. Severability. It is the intention of the parties to comply fully with all laws and public policies, and this agreement shall be construed consistently with such laws and public policies to the extent possible. If and to the extent that any court of competent jurisdiction is unable to so construe any provision of this agreement and holds that provision to be invalid, that invalidity shall not affect the remaining provisions of this agreement, which shall remain in full force and effect.

         Section 21. Time is of the Essence. Time is of the essence relating to this agreement and with respect to all other obligations to be performed under this agreement, but delay in the exercise by Lender of its rights hereunder shall not be deemed a waiver of such right by Lender.

         Section 22. Captions. The captions at the beginning of the sections and several subsections of this agreement are not part of the context of this agreement, but are only labels to assist in locating those sections and subsections, and shall be ignored in construing this agreement.


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

         Section 23. Jury Trial Waiver. Borrower, after consulting or having the opportunity to consult with legal counsel, knowingly, voluntarily and intentionally waives any right it may have to a trial by jury in any action or proceeding based upon or arising out of this agreement or any of the Loan Documents or any course of conduct, dealings, statements, whether oral or written, or actions of either party. Borrower shall not seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

         Section 24. No Third Party Benefit. This agreement is intended for the exclusive benefit of the parties and their respective heirs, successors and assigns. Nothing contained in this agreement shall be construed as creating any rights or benefits in or to any third party.

         Section 25. Complete Agreement. This document, along with the Loan Documents, contains the entire agreement among the parties and supersedes any prior discussions, negotiations, representations, or agreements among them respecting the subject matter. No additions or other changes to this agreement shall be made or be binding unless made in writing and signed by each party to this agreement.


NEOPROBE CORPORATION                          BANK ONE, NA



By: /s/ John Schroepfer                       By: /s/ David T. Clark
    -----------------------------------           ------------------------------
                                                  David T. Clark, Vice President
Print Name: John Schroepfer
            ---------------------------

Its: Vice President Finance and Administration
     -----------------------------------------



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